                                                                     Exhibit 1.1
______________________________________________________________________________
______________________________________________________________________________



                           ASSET PURCHASE AGREEMENT


                                    between


                      EPWORTH MANUFACTURING COMPANY, INC.
                                      and
                           MOREHOUSE - COWLES, INC.,
                                   as Sellers



                                      and


                          MICROFLUIDICS INTERNATIONAL
                                  CORPORATION
                                    as Buyer


                        _______________________________


                                 June 19, 1998


______________________________________________________________________________
______________________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I  PURCHASE AND SALE OF ASSETS ....................................... 1

 SECTION 1.01  Sale of Transferred Assets..................................... 1
 SECTION 1.02  Consideration for the Transferred Assets....................... 2
 SECTION 1.03  Assumption of Liabilities...................................... 5
 SECTION 1.04  Closing........................................................ 5

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER...................... 7

 SECTION 2.01  Organization and Qualification................................. 7
 SECTION 2.02  Corporate Power and Authority.................................. 8
 SECTION 2.03  Validity, Etc.................................................. 8
 SECTION 2.04  Financial Statements........................................... 8
 SECTION 2.05  Absence of Undisclosed Liabilities............................. 9
 SECTION 2.06  Absence of Adverse Change; Conduct of Business................. 9
 SECTION 2.07  Inventories....................................................11
 SECTION 2.08  Receivables....................................................11
 SECTION 2.09  Taxes..........................................................11
 SECTION 2.10  Litigation.....................................................12
 SECTION 2.11  Certain Practices..............................................13
 SECTION 2.12  Compliance with Law............................................13
 SECTION 2.13  Licenses and Permits...........................................13
 SECTION 2.14  Labor and Employee Relations...................................13
 SECTION 2.15  Certain Employees..............................................14
 SECTION 2.16  Employee Benefit Plans.........................................14
 SECTION 2.17  Tangible Properties............................................16
 SECTION 2.18  Owned Premises.................................................17
 SECTION 2.19  Leased Premises................................................17
 SECTION 2.20  Environmental Matters..........................................17
 SECTION 2.21  Insurance......................................................20
 SECTION 2.22  Outstanding Commitments........................................21
 SECTION 2.23  Intellectual Property..........................................21
 SECTION 2.24  Proprietary Information of Third Parties.......................23
 SECTION 2.25  Significant Customers and Suppliers............................23
 SECTION 2.26  Governmental Approvals.........................................24
 SECTION 2.27  Transactions With Affiliates...................................24
 SECTION 2.28  Sales Agents...................................................24
 SECTION 2.29  Product Lists..................................................24
 SECTION 2.30  Backlog and Quotations.........................................24
 SECTION 2.31  Warranty Claims and Significant Field Issues...................24
 SECTION 2.32  Disclosure.....................................................24
 SECTION 2.33  Purchase For Investment; Residence.............................25

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER..........................25

 SECTION 3.01  Organization...................................................25
 SECTION 3.02  Buyer Power and Authority......................................25
 SECTION 3.03  Validity, Etc. ................................................26
 SECTION 3.04  No Violation of Laws or Contracts..............................26
 SECTION 3.05  Capitalization; Capital Stock..................................26
 SECTION 3.06  Financial Information; SEC Reports.............................26

ARTICLE IV  COVENANTS OF SELLER...............................................27

 SECTION 4.01  Best Efforts Cooperation.......................................27
 SECTION 4.02  Access.........................................................27
 SECTION 4.03  Properties, Business, Insurance................................27
 SECTION 4.04  Compliance with Laws...........................................28
 SECTION 4.05  Keeping of Books and Records...................................28
 SECTION 4.06  Actions Prior to Closing.......................................28
 SECTION 4.07  Litigation.....................................................28
 SECTION 4.08  Continued Effectiveness of Representations and Warranties......28
 SECTION 4.09  Obligations of Affiliates......................................28
 SECTION 4.10  Tax Returns....................................................29
 SECTION 4.11  Payment of Liabilities.........................................29
 SECTION 4.12  No Negotiations................................................29
 SECTION 4.13  Non-Competition................................................29
 SECTION 4.14  Use of Names...................................................29
 SECTION 4.15  Collection of Accounts Receivable..............................30
 SECTION 4.16  Compromise and Settlement of Certain Liabilities...............30
 SECTION 4.17  Reasonable Efforts to Obtain Financing.........................30
 SECTION 4.18  Books and Records of Seller for 1998 Audited Balance Sheet.....31

ARTICLE V  COVENANTS OF THE BUYER.............................................31

 SECTION 5.01  Cooperation....................................................31
 SECTION 5.02  Bulk Sales Laws................................................31
 SECTION 5.03  Reasonable Efforts to Obtain Financing.........................31
 SECTION 5.04  Reasonable Efforts to Provide for Payments under the
                Subordinated Promissory Note..................................31
 SECTION 5.05  Agreement to Cause Nomination..................................31

ARTICLE VI  CONDITIONS TO THE BUYER'S OBLIGATIONS.............................32

 SECTION 6.01  No Material Adverse Economic Event.............................32
 SECTION 6.02  Consents.......................................................32
 SECTION 6.03  Representations and Warranties True............................32
 SECTION 6.04  Performance....................................................33
 SECTION 6.05  No Adverse Change..............................................33
 SECTION 6.06  Opinion of Counsel.............................................33
 SECTION 6.07  No Actions, Suits or Proceedings...............................33
 SECTION 6.08  Investigation Satisfactory.....................................33
 SECTION 6.09  Subordination Agreement........................................33
 SECTION 6.10  Jennings and Lewis Agreements..................................33
 SECTION 6.11  Disclosure and Other Agreements................................34
 SECTION 6.12  Financing......................................................34
 SECTION 6.13  Assumption of Leases...........................................34
 SECTION 6.14  Satisfaction With Intellectual Property........................34
 SECTION 6.15  Satisfaction With Existing Employment Agreements...............34
 SECTION 6.16  Fairness Opinion...............................................34
 SECTION 6.17  Closing Documents..............................................35
 SECTION 6.18  Approval of the Buyer and Its Counsel..........................35
 SECTION 6.19  Director and Officer Questionnaire.............................35
 SECTION 6.20  Due Diligence Review...........................................35
 SECTION 6.21  Product Liability Insurance....................................35

ARTICLE VII  CONDITIONS TO THE SELLER'S OBLIGATIONS...........................35

 SECTION 7.01  Representations and Warranties to be True and Correct..........35

 SECTION 7.02  Performance....................................................36
 SECTION 7.03  Opinion of the Buyer's Counsel.................................36
 SECTION 7.04  No Actions, Suits or Proceedings...............................36
 SECTION 7.05  Closing Documents..............................................36
 SECTION 7.06  Employment of Jennings and Lewis...............................36
 SECTION 7.07  Grant of Options...............................................36
 SECTION 7.08  Appointment of Jennings and Lewis as Directors.................36
 SECTION 7.09  Approval of the Seller and Its Counsel.........................37
 SECTION 7.10  Consent of Financing...........................................37

ARTICLE VIII  INDEMNIFICATION.................................................37

 SECTION 8.01  Survival.......................................................37
 SECTION 8.02  Indemnification by Seller......................................37
 SECTION 8.03  Indemnification of Seller by Buyer.............................38
 SECTION 8.04  Claims for Indemnification.....................................38
 SECTION 8.05  Buyer's Right of Set-Off.......................................39

ARTICLE IX  TERMINATION.......................................................39

 SECTION 9.01 Termination.....................................................39
 SECTION 9.02  Effect of Termination..........................................41

ARTICLE X  MISCELLANEOUS......................................................41

 SECTION 10.01  Notices.......................................................41
 SECTION 10.02   Entire Agreement.............................................42
 SECTION 10.03  Modifications and Amendments..................................42
 SECTION 10.04  Waivers and Consents..........................................42
 SECTION 10.05  Assignment....................................................43
 SECTION 10.06  Parties in Interest...........................................43
 SECTION 10.07  Governing Law.................................................43
 SECTION 10.08  Jurisdiction and Service of Process...........................43
 SECTION 10.09  Severability..................................................43
 SECTION 10.10  Interpretation................................................44
 SECTION 10.11  Headings and Captions.........................................44
 SECTION 10.12  Enforcement...................................................44
 SECTION 10.13  Reliance......................................................44
 SECTION 10.14  Expenses......................................................44
 SECTION 10.15  No Broker or Finder...........................................45
 SECTION 10.16  Publicity.....................................................45
 SECTION 10.17  Confidentiality...............................................45
 SECTION 10.18  Counterparts..................................................45

                               INDEX TO EXHIBITS


1.01     Bill of Sale
1.02(a)  Buyer's Subordinated Promissory Note
4.13     Seller Non-Competition and Confidentiality Agreement
6.06     Opinion of Sellers' Counsel
6.10     Form of Stockholders Agreement
6.10A    Form of Non-Disclosure/Non-Competition/Proprietary Rights Agreement
6.11A    Form of Non-Disclosure Agreement
6.13A    Fullerton, California Facilities Lease
6.13B    Palos Verdes Lease
7.03     Opinion of Buyer's Counsel
7.06     Agreement Regarding At-Will Employment

                               INDEX TO SCHEDULES


1.02(a)  Sellers' Liabilities to be Paid with Cash Payoff Component
1.02(b)  Sellers' Unaudited, Reviewed Balance Sheet as of December 31, 1997
1.02(e)  Allocation of Consideration for Transferred Assets
2.01     Jurisdictions in which Sellers do Business
2.04     Sellers' Balance Sheet as of December 31, 1997 and Three Year's
          Financial Statements
2.06     Sellers' Exceptions to Adverse Change, Conduct of Business
2.10     Sellers' Litigation
2.13     Sellers' Licenses and Permits
2.15     Sellers' Employees, Consultants and Key Employees
2.16     Sellers' Employee Plans
2.17     Sellers' Tangible Properties
2.19     Sellers' Leased Properties
2.20     Sellers' Environmental Matters
2.21     Sellers' Insurance
2.22     Sellers' Outstanding Commitments
2.23     Sellers' Intellectual Property
2.25     Sellers' Ten Largest Customers and Suppliers
2.26     Governmental Approvals
2.27     Sellers' Transactions With Affiliates
2.28     Sales by Sales Agents
2.29     Product Lists
2.30     Sellers' Backlog and Outstanding Quotations
2.31     Warranty Claims and Significant Field Issues
3.05     List of Outstanding Option Programs, Etc.
6.02     Required Consents
6.11     Employees Required to Enter into Non-Competition Agreement

     This Asset Purchase Agreement (this "Agreement") is entered into this 19th day of June, 1998 by and among Microfluidics International Corporation, a Delaware corporation (the "Buyer"), Epworth Manufacturing Company, Inc. ("Epworth"), a Michigan corporation, Morehouse-COWLES, Inc., a California corporation ("Morehouse" and, collectively with Epworth, the "Sellers").

     WHEREAS, J.B. Jennings ("Jennings") and Bret A. Lewis ("Lewis") are the sole stockholders of Epworth and Morehouse;

     WHEREAS, the Sellers conduct a business of manufacturing and distributing machinery and equipment used for mixing, dispersion and/or particle size reduction of solids used by chemical processing industries, foods, pharmaceuticals, paints, inks or other coating applied to substrate and selling grinding media used in such equipment;

     WHEREAS, the Sellers desire to sell or otherwise transfer substantially all of the assets of the business, and the business, conducted by them (the "Business"); and

     WHEREAS, the Buyer desires to acquire the Business;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:


                                   ARTICLE I
                                   ---------
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     SECTION 1.01 Sale of Transferred Assets. Upon the terms and subject to
                  --------------------------
the conditions set forth in this Agreement, at the Closing (as defined below) the Sellers shall transfer to the Buyer free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions whatsoever (collectively, "Claims") except for the Assumed Liabilities (as defined below) all of the assets, properties and rights owned by the Sellers or in which the Sellers have any right or interest of every type and description, real, personal and mixed, tangible and intangible, including, without limitation, software (including, without limitation, source codes, object codes and documentation), licenses thereto, business agreements, property, equipment, tooling, molds, fixtures, inventory, all cash on hand and in banks (including all uncollected items) prepaid expenses and advance payments, tax refunds and tax credits, notes and accounts receivable and all other sums due the Sellers, good will, supplier and customer lists, patents, trademarks, trade names, licenses and permits, pending applications for patents, trademarks, trade names and licenses, processes, know-how, show-how, trade secrets, computers and computer equipment, computer programs, all books of account, files and other records, systems and processes, contracts, arrangements and understandings, oral and written, formal and informal, for work to be performed and/or services to be provided, interests in real estate, leasehold and other improvements, machines, machinery, warehouse equipment, furniture, fixtures, vehicles, supplies, all rights and claims under insurance policies and other contracts of whatever nature, all causes of action, judgments, claims and demands of every nature and all other rights in funds of whatever nature, and all other assets, properties and rights of every kind and nature owned by the Sellers, whether or not specifically referred to in this Agreement (collectively, the "Transferred Assets"), with the intention that the Business shall be transferred to the Buyer as a going concern.

     The Sellers shall transfer the Transferred Assets to the Buyer pursuant to a Bill of Sale in substantially the form of Exhibit 1.01 and such other
                                            ------------
documents and instruments as the Buyer or its counsel may reasonably request.

     SECTION 1.02 (a) Consideration for the Transferred Assets. In consideration
                      ----------------------------------------
for the transfer of the Transferred Assets and assumption of the Assumed Liabilities (defined below) upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the Buyer shall pay or deliver to the Sellers the following (collectively, the "Purchase Price"): (i) Two Million Dollars ($2,000,000) in cash (the "Cash Component"),
(ii) Buyer's Subordinated Promissory Note in the principal amount of Eight Hundred Thousand Dollars ($800,000) in the form attached as Exhibit 1.02(a);
                                                        ---------------
(iii) 900,000 shares of Buyer's restricted common stock, $.01 par value per share (the "Shares"), subject to the restrictions set forth in the Stockholders Agreement described in Section 6.10; and (iv) Three Million Eight Hundred and Seven Thousand Four Hundred and Seventy Dollars ($3,807,470) in cash (the "Cash Payoff Component"), which shall be applied solely to the payment of the liabilities set forth on Schedule 1.02(a); provided, however, that the Cash
                         ----------------
Payoff Component shall be reduced if and to the extent that any compromise or settlement of such liabilities is effected on or prior to the time of Closing; and provided further that any compromise or settlement of such liabilities shall be made in accordance with Section 4.16.

     (b) Pre-Closing Adjustment of Purchase Price.  The parties acknowledge and
         ----------------------------------------
agree that the Purchase Price has been established in part with reference to the net book value of Sellers as of December 31, 1997, as reflected on the unaudited, reviewed balance sheet of Sellers as of such date, a copy of which is attached hereto as Schedule 1.02(b) (the "Unaudited 1997 Balance Sheet") and
                   ----------------
which shows separately a calculation of the net book value of the Transferred Assets less the Assumed Liabilities. The net book value of the Transferred Assets less the Assumed Liabilities, as reflected on the Unaudited 1997 Balance Sheet, is hereinafter referred to as the "Unaudited Base Net Value". Buyer and Sellers acknowledge that upon execution of this Agreement, Deloitte & Touche LLP ("Buyer's Accountant") shall commence, at Buyer's expense, an audit of the two years of annual financial statements of the Sellers ending December 31, 1997 and a balance sheet of the Sellers as of June 30, 1998 (the "Audited 1998 Balance Sheet"), which audit is expected to be completed within five weeks of such commencement and will include a physical inventory that the Sellers will undertake at each of their facilities under the supervision of Buyer's Accountant.

     The Audited 1998 Balance Sheet shall be conclusive and binding upon the parties hereto, unless the Sellers object in writing to any item or items shown on the Audited 1998 Balance Sheet within ten (10) business days after delivery thereof to the Sellers (the "Objection Period"). During the Objection Period, the Sellers shall have reasonable access during normal business hours to all work papers of Buyer's Accountant which were used in the preparation of the Audited 1998

Balance Sheet. If Buyer and the Sellers shall be unable to resolve any dispute with respect to the Audited 1998 Balance Sheet (the "1998 Balance Sheet Dispute") within twenty (20) business days after delivery of the Seller's written objections, the matter or manners in dispute shall be submitted to such firm of independent certified public accountants as Buyer and the Sellers may agree. If the net book value of the Transferred Assets less the Assumed Liabilities as audited by such firm of independent certified public accountants, as of June 30, 1998, is greater than one hundred two percent (102%) of the net book value of the Transferred Assets less the Assumed Liabilities, as reflected on the Audited 1998 Balance Sheet, the fees of such firm of independent certified public accountants to resolve the 1998 Balance Sheet Dispute shall be borne by the Buyer, otherwise such fees shall be borne by the Sellers. The decision of such firm of independent certified public accountants shall be conclusive and binding upon Buyer and Sellers. The "Audited Base Net Value" shall hereinafter refer to the net book value of the Transferred Assets less the Assumed Liabilities (i) as audited by such firm of independent certified public accountants in the event of an 1998 Balance Sheet Dispute or (ii) otherwise reflected on the Audited 1998 Balance Sheet.

     If the Audited Base Net Value is less than the Unaudited Base Net Value by more than $150,000, then, at Buyer's election, either (i) the Purchase Price shall be adjusted in the amount by which the difference exceeds $150,000 by reducing, in order of priority, the Cash Component, the Cash Payoff Component (and the corresponding Assumed Liabilities), the principal amount of the Subordinated Promissory Note and the Shares (valued for such purpose at the average closing price for the five trading days preceding the signing of this Agreement) or (ii) this Agreement shall be terminated.

     (c) Post Closing Adjustment of Purchase Price.  The parties acknowledge and
         -----------------------------------------
agree that the Purchase Price to be paid at Closing will be based on the Audited 1998 Balance Sheet. As promptly as practicable after September 30, 1998, the Buyer shall prepare and deliver to Sellers an unaudited balance sheet of Buyer, which shall contain separate unaudited balance sheets from each of the Sellers, on a stand alone or push down basis, as of September 30, 1998 (the "September Statement"), which shall be prepared by or on behalf of Buyer in accordance with generally accepted accounting principles ("GAAP") on a basis consistent with the Audited 1998 Balance Sheet. The "September Base Net Value" shall hereinafter refer to the net book value of the Transferred Assets less the Assumed Liabilities reflected on the September Statement. It is the intention of the parties that the September Statement shall be treated as the balance sheet of the Sellers as of the Closing Date and the Purchase Price may be subject to an adjustment as described below based thereon unless there is a September Statement Dispute (as defined below).

     If there is no September Statement Dispute and the September Base Net Value is less than the Audited Base Net Value, (the "September Differential Amount"), the amount by which the September Differential Amount exceeds $150,000 shall be set off against the Subordinated Promissory Note in the manner set forth below.

     The September Statement shall be conclusive and binding upon the parties hereto, unless the Sellers object in writing to any item or items shown on the September Statement within twenty (20) business days after delivery to the Sellers of the September Statement (the "September Objection Period"). During the September Objection Period, the Sellers shall have reasonable access during normal business hours to all work papers of the Buyer's which were used in the preparation of the September Statement. If Buyer and the Sellers shall be unable to resolve any dispute with respect to the balance sheet of Sellers as of the Closing Date based on the September Statement (the "September Statement Dispute") within twenty (20) business days after delivery of the Sellers' written objections, Buyer's Accountant will perform agreed upon procedures on the statement of the net book value of the Transferred Assets and the Assumed Liabilities of the Sellers as of the Closing Date (the "Closing Date Statement"). The costs of such procedures shall be borne equally between Buyer and Sellers.

     The Closing Date Statement, if any, shall be conclusive and binding upon the parties hereto, unless the Sellers object in writing to any item or items shown on the Closing Date Statement within twenty (20) business days after delivery to the Sellers of the Closing Date Statement (the "Closing Date Objection Period"). During the Closing Date Objection Period, the Sellers shall have reasonable access during normal business hours to all work papers of Buyer's Accountant which were used in the preparation of the Closing Date Statement. If Buyer and the Sellers shall be unable to resolve any dispute with respect to the Closing Date Statement (the "Closing Date Statement Dispute") within twenty (20) business days after delivery of the Sellers' written objections, the matter or matters in dispute shall be submitted to a firm of independent certified public accountants, as selected and agreed upon by the Buyer and Sellers. If the net book value of the Transferred Assets less the Assumed Liabilities as audited by such firm of independent certified public accountants, as of the Closing Date, is greater than one hundred two percent (102%) of the net book value of the Transferred Assets less the Assumed Liabilities as reflected on the Closing Date Statement, the fees of such firm of independent certified public accountants to resolve the Closing Date Statement Dispute shall be borne by the Buyer, otherwise the fees shall be borne by the Sellers. The Closing Date Statement shall be conclusive and binding upon Buyer
and Sellers.   The "Closing Date Base Net Value" shall hereinafter refer to the net book value of the Transferred Assets less the Assumed Liabilities as (i) as audited by such firm of independent certified public accountants in the event of a Closing Date Statement Dispute or (ii) otherwise reflected on the Closing Date Statement.

     If the Closing Date Base Net Value is less than the Audited Base Net Value, (the "Closing Date Differential Amount"), the amount by which the Closing Date Differential Amount exceeds $150,000 shall be set off against the Subordinated Promissory Note in the manner set forth below.

     Any amount set off against the Subordinated Promissory Note under this
Section 1.02(c) shall be applied, in order of priority, (i) first, as a set off against the accrued and unpaid interest on the Subordinated Promissory Note,
(ii) second, applied as a credit to the next four scheduled payments of interest on the Subordinated Promissory Note and (iii) third, set off against the principal of the Subordinated Promissory Note.

     (d) Further Assurances. At any time and from time to time after the Closing
         ------------------
Date, at the request of the Buyer and without further consideration, the Sellers will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer's title to the Transferred Assets.

     (e) Tax Allocation. The consideration for the Transferred Assets will be
          --------------
allocated consistent with the allocation set forth on Schedule 1.02(e)
                                                      ----------------
hereto which has been determined by mutual agreement of Buyer and Sellers. It is agreed that such an allocation is fair to both parties and that it will be used as the basis for reporting this transaction for all Tax (as defined below) purposes (subject to purchase price adjustments, if any). Each party hereto agrees to prepare its federal and state income tax returns for all current and future tax reporting periods and file Form 8594 (and corresponding state forms) with respect to the transfer of the Transferred Assets to Buyer in a manner consistent with such allocation.

     SECTION 1.03 Assumption of Liabilities. The only obligations and
                  -------------------------
liabilities to be assumed by the Buyer in connection with its acquisition of the Transferred Assets (the "Assumed Liabilities") are the accounts payable and accrued liabilities in the amounts set forth on the Sellers Balance Sheet (as defined in Section 2.04) and obligations under executory contracts listed thereon arising as a result of the operation of the Business after the Closing Date (provided such contracts are not in default and are assigned in writing by the Seller and the other party thereto, if necessary, and are delivered on or prior to the Closing Date). The Sellers shall duly provide, to the satisfaction of the Buyer, for the payment of all other liabilities and obligations of Sellers prior to the Closing. Except for the Assumed Liabilities in the amount and to the extent provided in this Section, the Buyer shall not assume or be responsible for any liabilities or obligations which relate in any manner to the operation of the Business prior to the Closing, and the Seller shall indemnify, defend, and hold the Buyer harmless from all of such obligations and liabilities.

     In lieu of direct assumption of the liabilities under his residential lease on the condominium in Palos Verdes, California, Jennings shall remain directly liable on such lease but Buyer shall reimburse Jennings for (i) lease payments on such lease in the amount of $1,575 per month and (ii) an amount not to exceed $200 per month for utilities (e.g. water, sewer, gas, telephone and electricity) and property taxes, assessments and other governmental charges, in each case only for the remainder of the lease term, which shall not exceed twelve (12) months from the date hereof.

     Without limiting the generality of the foregoing, Buyer is not assuming any liability, past, present or future, for any liabilities, acts or omissions of Sellers with regard to any Sellers Employee Plans (as defined in Section 2.16(a)) except for such Employee Plans listed on Schedule 2.16(a) attached
                                                  ----------------
hereto.

     SECTION 1.04 Closing. Subject to the satisfaction or waiver of each of the
                  -------
conditions set forth in Articles VI and VII of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts at 10 o'clock a.m., on July 31, 1998, or such other location, date and time as may be agreed upon by the parties (such date and time being called the "Closing Date"). At the Closing:

          A. The Sellers shall deliver or cause to be delivered to the Buyer the following:

             (i) The Bill of Sale in form and substance satisfactory to the Buyer transferring the Transferred Assets to the Buyer and such other transfer documents, including motor vehicle title(s), patent, trademark and copyright assignments as may be required by Buyer and its Counsel;

             (ii)   The certificates required by Sections 6.03 and 6.04;

             (iii)  The opinion of counsel required by Section 6.06;

             (iv) A copy of the resolutions of each of the board of directors of each Seller certified by its Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of the Sellers in carrying out the terms and provisions hereof;

             (v) All of the books, data, documents, instruments and other records relating to the Business including without limitation the original licenses, patents, patent applications, trademark registrations and permits identified on Schedule 2.23 and all laboratory notebooks and other
                       -------------
                    notes and records relating to the Seller's intellectual property.

          B. The Buyer shall deliver or cause to be delivered to the Seller the following:

             (i)    The Purchase Price;

             (ii)   The certificates required by Section 7.01 and 7.02;

             (iii)  The opinion of counsel required by Section 7.03;

             (iv) A copy of the resolutions of the board of directors of the Buyer certified by its Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of the Buyer in carrying out the terms and provisions hereof.

          C. The parties shall deliver:

             (i) The Subordination Agreement, Stockholders Agreements, Invention/Trade Secret, Non-Disclosure Agreements, Non-Competition Agreements, Assignments, Consents and Fairness Opinion contemplated by Section 4.13 and Article VI hereof; and

             (ii) Such further documents, resolutions, certificates and instruments as any party or its counsel reasonably requests to facilitate the consummation of the transactions contemplated hereby.


                                  ARTICLE II
                                  ----------
                 REPRESENTATIONS AND WARRANTIES OF THE SELLER
                 --------------------------------------------

     In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group or entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties assets, liabilities, business, operations or results of operations of such entity or group of entities and its subsidiaries, taken as a whole.

     In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

     As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers each jointly and severally hereby represent and warrant to the Buyer as follows:

     SECTION 2.01 Organization and Qualification. The Seller is a corporation
                  ------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction listed on Schedule 2.01, such jurisdictions being the only jurisdictions in
          -------------
which the nature of the Business or the character of the properties owned or leased by the Seller requires such licensing or qualification.

     SECTION 2.02 Corporate Power and Authority. The Seller has the corporate
                   -----------------------------
power and authority to own and hold its properties and to carry on its business as now being conducted and as proposed to be conducted. The Seller has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Seller. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by the Seller have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, the Seller enforceable against the Seller in accordance with their terms.

     SECTION 2.03 Validity, Etc. Neither the execution and delivery of this
                  --------------
Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any trust agreement, certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to the Seller,
(ii) require any consent, approval, authorization or permit of, or declaration, filing with or notification to, any court, administrative agency, commission or governmental or regulatory authority, except for the listing of issuance of additional shares on the NASDAQ with respect to the Shares, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Seller or increase or otherwise affect the obligations of the Seller under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Seller or to the Seller's ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or (v) result in the creation of any Claim upon the Transferred Assets.

     SECTION 2.04 Financial Statements. The Sellers have previously furnished to
                  --------------------
the Buyer, and attached hereto as Schedule 2.04 are, the balance sheets of the
                                  -------------
Sellers as at December 31, 1997 (collectively, the "Balance Sheet") and the related statements of income and cash flow and notes thereto for the three fiscal years then ended. All such financial statements (collectively, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and each other (with the exception, as to the unaudited financial statements, of the lack of notes thereto) and were prepared from the books and records of the Sellers, which books and records are complete and correct in all material respects and accurately reflect all transactions of the Business. The Financial Statements fairly present the financial position of the Sellers as of the dates thereof and the results of its operations and cash flows for the periods ended on the dates thereof. The Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by generally accepted accounting principles. Since the date of the Balance Sheets, (a) there has been no change in the assets, liabilities or financial condition of the assets of the Sellers from that reflected in the Balance Sheet except for changes in the ordinary course of business consistent with past practice and which have not had a Materially Adverse Effect and
(b) none of the business, prospects, financial condition, operations, property or affairs of the Sellers have been the subject of any occurrence or development, which individually or in the aggregate, whether or not insured against has resulted in, or might reasonably be expected to result in, a Material Adverse Effect. All properties used in the operations of the Sellers in relation to the Business are reflected in the Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Sellers have disclosed to the Buyer all material facts relating to the preparation of the Financial Statements, including the basis of accounting for affiliated transactions.

     SECTION 2.05 Absence of Undisclosed Liabilities. (a) Except as and to the
                  ----------------------------------
extent of the amounts specifically reflected or reserved against in the Balance Sheet, the Seller does not have any liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of business, consistent with past practice and not required to be set forth in the Balance Sheet. The Seller does not know of, and has no reason to know of, any basis for the assertion against the Seller of any liability or obligation not fully reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof.

     (b) The Seller is not bound by any agreement, or subject to any charter or other corporate restriction or any legal requirement, which has, or in the future can reasonably be expected to have, a Material Adverse Effect on the Business.

     SECTION 2.06 Absence of Adverse Change; Conduct of Business. Since
                  ----------------------------------------------
December 31, 1997, there has been no material adverse change in the Business and there is no condition or development or contingency of any kind existing or in prospect which, so far as reasonably can be foreseen by the Seller, may result in any such material adverse change. Without limiting the foregoing, except as disclosed on Schedule 2.06, since December 31, 1997 there has not been, occurred
          -------------
or arisen:

            (i) Any damage, destruction or loss to any Transferred Asset (whether or not covered by insurance) that, individually or in the aggregate, would have a Material Adverse Effect on the business or prospects of the Business;

            (ii) Any change in the business or operations of the Business or in the manner of conducting the Business or sale or other disposition of any right, title or interest in or to any assets or properties used in the Business or any revenues derived therefrom other than in the ordinary course of business;

            (iii) Any general increase in any compensation or benefits payable to any class or group of employees of the Seller other than normal merit increases or any increase in the compensation payable or to become payable to any employees whose total compensation after such increase would exceed $50,000 per annum (collectively "Key Employees") or any bonus, service, pension, award, percentage compensation or other benefit paid, granted or accrued to or for the benefit of any Key Employee;

            (iv) Any material adverse change in the working capital, financial condition, assets, liabilities, business or prospects of the Seller;

            (v) Any loan, advance, agreement, arrangement or transaction between the Seller and any employees of the Seller or any business or entity in which the Seller, its affiliates, or employee of either has any direct or indirect interest, except for compensation at rates not exceeding the rates of compensation in effect as of December 31, 1997 and advances made to employees of the Business for ordinary and customary business expenses in reasonable amounts in the ordinary course of the Business consistent with past practice.

            (vi) Any sale, assignment or transfer of any of the tangible assets used by the Seller except in the ordinary course of business consistent with past practice, or cancellation of any debt or claim owing to or owed by the Seller in connection with the Business;

            (vii) Any sale, assignment, transfer or grant of any license or sublicense with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset used or useful in the Business;

            (viii) Any material change in the manner of business or operations of the Business;

            (ix) Any material transaction except in the ordinary course of business;

            (x) Any amendment or modification of any material contract, agreement, franchise, permit, or license; or

            (xi) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller with respect to the Transferred Assets or any revaluation of the Transferred Assets;

            (xii) any material contract entered into by Seller with respect to the Transferred Assets, other than in the ordinary course of business and as provided to Buyer, or any material amendment or termination of or default under, any material contract related to the Transferred Assets to which any Seller is a party or by which it is bound;

            (xiii) Any negotiation or commitment (contingent or otherwise) to do any of the foregoing.

     SECTION 2.07 Inventories. All of the Seller's inventory reflected on the
                  -----------
Balance Sheet or thereafter acquired (and not subsequently sold in the ordinary course of business) consist of items of a quality and quantity usable or saleable in the ordinary course of the Seller's Business as first quality goods at prices having a value equal to the amounts reflected on the Balance Sheet or, with respect to after-acquired inventory, at least equal to the cost thereof plus markups consistent with past practice. Each item of such inventory is valued on the Balance Sheet at the lower of cost or market, by the first-in,
                                                                   ---------
first-out method, in accordance with generally accepted accounting principles.
---------
The inventories and supplies of the Business are at normal and adequate levels for the continuation of such Business in the ordinary course.

     SECTION 2.08 Receivables. All receivables (whether notes, accounts or
                  -----------
otherwise) of the Business (a) have arisen only from bona fide transactions in the ordinary course of business, (b) represent valid obligations, (c) shall be fully collected in the aggregate face amounts thereof as reflected in the Balance Sheet, and (d) are owned by the Seller and will be transferred to Buyer free of all Claims. No discount or allowance from any receivable has been made or agreed to, and none represents billings prior to actual sale of goods or provision of services.

     SECTION 2.09 Taxes. All federal, state, local and foreign tax returns and
                  -----
tax reports required to be filed by the Seller or its affiliates on or before the date hereof (including those of any consolidated, combined or unitary group for tax purposes of which any of the foregoing is, or during the relevant period has been, a member) have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all amounts shown as owing thereon have been paid. All taxes (including, without limitation, income, accumulated earnings, property, sales, use, franchise, value added, fuel, employees' income withholding and social security taxes) which have become due or payable or required to be collected by the Seller or as otherwise attributable to any periods ending on or before the date hereof and the Closing and all interest and penalties thereon, whether disputed or not, have been paid or will be paid in full on or prior to the Closing. All deposits required by law to be made by the Seller with respect to employees' withholding taxes have been duly made, and as of the Closing Date all such deposits will have been made. The Seller is not on the date hereof and will not on the Closing Date be liable for the payment of any taxes, and Buyer shall have no liability for any taxes related to the ownership or operation of the Transferred Assets or the Business prior to the Closing Date. There is (i) no material claim for Taxes that is a lien against the property of Seller other than liens for Taxes not yet due and payable, (ii) Seller has received no notification of any audit of any Tax Return of Sellers being conducted pending or threatened by a Tax authority, and (iii) no extension or waiver of the statute of limitations on the assessment of any Taxes granted by Sellers and currently in effect. Seller is not a party to any tax sharing or tax allocation agreement nor does Seller owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, levy, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax

Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form including, without limitation, estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Seller is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government applicable to them and the consummation of the Agreement shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

     SECTION 2.10 Litigation. Except as set forth on Schedule 2.10, there is no
                  ----------                         -------------
(a) action, suit, claim, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against or affecting the Seller (whether or not the Seller is a party or prospective party thereto) or the Transferred Assets, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Seller or the Transferred Assets or (c) governmental inquiry pending or threatened against or involving the Seller or the Transferred Assets, and there is no basis for any of the foregoing. The Seller has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the business, prospects, financial condition, operations, property or affairs of its Business. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Seller or the Transferred Assets, and the there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the Seller or the transactions contemplated hereby. The Seller is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Seller pending or threatened against others.

     SECTION 2.11 Certain Practices. Neither the Seller nor any of their
                  -----------------
respective officers or employees has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the Seller (or assist in connection with any actual or proposed transaction) which (i) could subject the Seller or the Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or
(ii) if not continued in the future, could have an adverse effect on the Business.

     SECTION 2.12 Compliance with Law. The Seller is not subject to any
                  -------------------
judgment, order, writ, injunction, or decree that materially adversely affects, individually or in the aggregate, the businesses, operations, properties, assets or condition (financial or otherwise) of the Business. Seller has complied with and is not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. There is no existing law, rule, regulation or order, and the Sellers are not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or materially restrict Buyer from, or otherwise materially adversely affect the Buyer in, conducting the Business in any jurisdiction in which such business is now conducted.

     SECTION 2.13 Licenses and Permits. Schedule 2.13 lists all licenses,
                  --------------------  -------------
permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, used in or otherwise necessary in the conduct of the Business (collectively, the "Permits"), each of which will be duly and validly transferred to Buyer as of the Closing. The Seller has complied with all conditions and requirements imposed by the Permits and the Seller has not received any notice of, and has no reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. Except as set forth on
Schedule 2.13, no other permits are necessary to operate the Business.  The
-------------
Seller owns or has the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim, and each Permit is valid and in full force and effect, and will not be terminated or adversely affected by the transactions contemplated hereby.

     SECTION 2.14 Labor and Employee Relations. The Seller is not a party to or
                  ----------------------------
bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and the Seller has no knowledge of any attempt to organize any of its employees by any person, unit or group seeking to act as their bargaining agent. There are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Seller. No union representation elections relating to employees of the Seller have been scheduled by any governmental agency or authority, no organizational effort is being made with respect to any of such employees, and there is no investigation of the Seller's employment policies or practices by any governmental agency or authority pending or threatened. The Seller is not currently, and has not within the last three years been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any employees of the Seller's employees. The Seller has not experienced any work stoppages during the last three years, and to the best of the Seller's knowledge, no work stoppage is planned.

     SECTION 2.15 Certain Employees. Set forth in Schedule 2.15 is a list of the
                  -----------------               -------------
names of the Seller's employees and consultants, together with the title or job classification of each such person and the base annual and the total compensation paid to each such person by the Seller in fiscal year 1997 and anticipated to be paid in fiscal year 1998, identifying those employees that Seller deems key to the Business and for each such key employee setting forth their terms of employment and compensation. None of such persons has an employment agreement or understanding, whether oral or written, with the Seller which is not terminable on notice by the Seller without cost or other liability to the Seller. No person listed on Schedule 2.15 has indicated to Buyer or any other person that he or she intends to terminate his or her employment with the Seller or seek a material change in his or her duties or status.

     SECTION 2.16  Employee Benefit Plans.
                   ----------------------

          (a) Schedule 2.16 lists, with respect to Seller, any subsidiary of
              -------------
     Seller and any trade or business (whether or not incorporated) which is treated as a single employer with Sellers (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Code"), (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Seller and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Sellers of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Sellers (together, the "Seller Employee Plans").

          (b) Sellers have furnished to Buyer a copy of each of the Seller Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Seller Employee Plan which is subject to ERISA reporting requirements, provided copies of any form 5500 reports required to be filed for the last three plan years (if the due date for filing such Form 5500s, including any extensions, falls before the date hereof and will provide such copies if the due date for filing, including any extensions, falls before the Closing Date). Any Seller Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Seller has obtained the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Seller Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Seller Employee Plan subject to Code
     Section 401(a).

          (c) (i) None of the Seller Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
     Section 4975 of the Code, with respect to any Seller Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Seller Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Seller and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Seller Employee Plans; (iv) neither Seller nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Seller Employee Plans; (v) all material contributions required to be made by Seller or any subsidiary or ERISA Affiliate to any Seller Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Seller Employee Plan for the current plan years;
     (vi) with respect to each Seller Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; and (vii) no Seller Employee Plan is covered by, and neither Seller nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or
     Section 412 of the Code. With respect to each Seller Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of
     Section 3(1) of ERISA, Seller has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Seller Employee Plan, except for any failures to comply with applicable ERISA or other reporting requirements which in the aggregate would not have a Material Adverse Effect. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Seller is threatened, against or with respect to any such Seller Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Seller nor any subsidiary of Seller or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Seller Employee Plan, Seller and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Seller, any Seller subsidiary or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Seller, any Seller subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Seller Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Seller's financial statements.

     SECTION 2.17 Tangible Properties. Schedule 2.17 contains a true and
                  -------------------  -------------
complete list of all tangible personal property owned by or leased to the Seller (the "Tangible Personal Property"). Except as shown on Schedule 2.17, the Seller
                                                        -------------
has good and marketable title free and clear of all Claims to the Tangible Personal Property listed as owned by the Seller. With respect to Tangible Personal Property leased by the Seller as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which the Seller may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. The Seller's possession and use of such property has not been disturbed and no claim has been asserted against the Seller adverse to its rights in such leasehold interests. All Tangible Personal Property is adequate and usable for the purposes for which it is currently used and has been properly maintained and repaired and each item of Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been properly maintained. During the past three (3) years, there has not been any interruption of the operations of the Business due to the condition of any of the Tangible Personal Property

     SECTION 2.18  Owned Premises.  Seller does not own any real property.
                   --------------

     SECTION 2.19 Leased Premises. Schedule 2.19 sets forth a true and complete
                  ---------------  -------------
list and description of each parcel of real property leased by the Seller or its affiliates and used in the Business (the "Leased Parcels"). Each lease covering a Leased Parcel is in full force and effect (there existing no default under any such lease which, with the lapse of time or notice or otherwise, would entitle the lessor to terminate the same), conveys the leased real estate purported to be conveyed thereunder is enforceable by the Seller and will be enforceable by the Buyer in accordance with its terms. The Seller has the right to use the Leased Parcels in accordance with the terms of such leases free and clear of all Claims or other interests or rights of third parties, except those which do not or would not have a material adverse effect on the Leased Parcels as used in the Business. Each structure located on each Leased Parcel is structurally sound, adequately maintained and is in good condition and repair consistent with the uses to which it is presently being put or intended to be put. All structures, improvements and fixtures on the Leased Parcels and the current uses of the Leased Parcels conform to any and all applicable federal, state and local laws, building, health and safety and other ordinances, laws, rules and regulations. There is no violation of any material covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of any Leased

Parcel. There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Leased Parcels, nor to the Seller's best knowledge is any such condemnation or assessment contemplated by any governmental authority.

     SECTION 2.20  Environmental Matters.
                   ---------------------

          (a) Environmental Substance Liability. Except as disclosed in
              ---------------------------------
     Schedule 2.20, no event has occurred or condition exists or operating
     -------------
     practice is being employed that could give rise to material liability on the part of the Seller, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest and expenses (including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, remediation or removal (other than transportation or disposal of materials required to be transported or disposed of in the ordinary course of business, remedial work, or monitoring) arising under any presently enacted federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following:

            (i) the handling, storage, use, transportation or disposal of any Substances (as hereinafter defined) in, on, under or from Facilities relating to the Business, by the Seller or its predecessors;

            (ii) the handling, storage, use, transportation or disposal of any Substances by the Seller or its predecessors which Substances were a product, by-product or otherwise resulted from the operations relating to the Business conducted by or on behalf of the Seller or its predecessors;

            (iii) any intentional or unintentional emission, discharge or release of any Substances in or near or from facilities or plants relating to the Business into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities and plants relating to the Business by or on behalf of the Sellers or its predecessors; or

            (iv) the presence of any toxic or hazardous building materials (including but not limited to asbestos or similar substances) in any facilities or plants relating to the Business, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

     As used in this Section 2.20: (i) the term "Substances" shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste including, but not limited to oil and petroleum products, as defined in any Environmental and Safety Laws; and (ii) "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of human health, safety or the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public; and (iii) "Premises" or "Facilities" means any property owned, operated or leased by the Seller and used in connection with the Business.

          (b) Environmental Permits and Other Matters. The Seller has obtained
              ---------------------------------------
     and holds all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local government body or agency ("Environmental Permits"), that are required in connection with the discharge or emission of Substances (as hereinabove defined) from the facilities or plants relating to the Business or the generation, treatment, storage, use, transportation, or disposal of any such Substances. Such Environmental Permits, which are described in Schedule 2.20, are currently
                                                   -------------
     effective and sufficient for the ownership and operation of the plants and facilities relating to the Business and the operation of the Seller relating to the Business as currently conducted.

          The Seller represents, covenants and warrants to and agrees with Buyer, as of the date of this Agreement and as of the Time of Closing, as follows:

            (i) The Seller and the Premises are, and at the Time of Closing shall be, in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, and local). Except as set forth in Schedule 2.20, the Seller is not
                                           -------------
                    aware of, nor has it received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Seller or its predecessors, either collectively, individually or severally, which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment, of any Substances.

            (ii) No part of the Premises has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency or the comparable lists maintained by state authorities in California and Michigan, or any other such list.

            (iii) The Seller has obtained all material permits, licenses and other authorizations which are required with respect to the Premises under federal, state and local laws or otherwise relating to pollution or protection of human health, safety or the environment. Except as set forth in Schedule 2.20,
                                                                -------------
                    the Seller is in full compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in full compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to the Seller.

            (iv) Seller has received no notice of any noncompliance of the Facilities or its past or present operations with Environmental and Safety laws.

            (v) No notices, administrative actions or suits are pending, or, to Seller's knowledge, threatened relating to a violation of any Environmental and Safety Laws.

            (vi) To Seller's knowledge, the Seller is not a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date.

            (vii) There have not been in the past, and are not now, any Hazardous Materials which have been stored other than in small quantities in compliance with all environmental and safety laws, or released or under, or migrating to or from the Facilities or Property.

            (viii) There have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells.

            (ix) Seller has not deposited, stored, disposed of or located polychlorinated biphenyls (PCB) on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million.

            (x) To Seller's knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities.

            (xi) The Facilities and Seller's and its subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws.

          (c) The representations and warranties made in this Section 2.20 (a) and (b), unless otherwise specifically provided therein, shall be qualified as follows: (i) with respect to all Facilities other than the Fullerton, California Facility (the "Non-Fullerton Facilities") (A) as to the period during which Seller owned the Non-Fullerton Facilities, all representations and warranties herein are made without qualification, and (B) as to the period prior to the purchase of the Non-Fullerton Facilities by the Seller, all representations and warranties herein are to the best of the Seller's knowledge after reasonable due diligence inquiry which, with respect to Hazardous Materials, is based upon the Phase I and Phase II environmental studies performed by Seller on such Non-Fullerton Facilities and (ii) with respect to the Fullerton, California Facility, (A) as to the period during which the Seller leased such Facility, all representations and warranties herein are made without qualification and (B) as to the period prior to the lease of such Facility by the Seller, all representations and warranties herein are to the best of Seller's knowledge after reasonable due diligence inquiry, with the understanding that Seller has not performed a Phase I or Phase II environmental study on such Facility.

     SECTION 2.21  Insurance.  The Seller is, and will be through the Closing,
                   ---------
adequately insured with responsible insurers in respect of its properties, assets and businesses against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule 2.21 correctly
                                                        -------------
describes (by type, carrier, policy number, limits, premium, and expiration date) the insurance coverage carried by the Seller, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing. To the extent that Buyer notifies Seller in writing that it intends to continue existing insurance maintained by Seller with respect to the Business, Seller represents and warrants that (A) it (i) has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion,
(ii) has not received notice of cancellation or non-renewal of any such policy or binder, (iii) is not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) has not received notice of any insurance premiums which will be materially increased in the future, and (v) is not aware of any insurance premiums which will be materially increased in the future and (B) there are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

     SECTION 2.22 Outstanding Commitments. Schedule 2.22 sets forth a
                  -----------------------  -------------
description of all existing contracts, agreements, commitments, licenses and franchises (collectively "Agreements"), whether written or oral, relating to the Seller. The Seller has delivered or made available to the Buyer true, correct and complete copies of all of the Agreements specified on Schedule 2.22 which are in writing, and Schedule 2.22 contains an accurate and complete description
                    -------------
of all Agreements which are not in writing. The Seller has paid in full all amounts due as of the date hereof under each Agreement identified in
Schedule 2.22 and as of the Closing Date will have satisfied in full all of its
-------------
liabilities and obligations thereunder due in the ordinary course of business prior to the Closing. All of the Agreements described in Schedule 2.22 are in
                                                         -------------
full force and effect. The Seller and each other party thereto have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Agreement. The Seller has no present expectation or intention of not fully performing all its obligations under each Agreement, and the Seller has no knowledge of any breach or anticipated breach by the other party to any contract or commitment to which the Seller is a party. None of such Agreements has been terminated, no notice has been given by any party thereto of any alleged default by any party thereunder, and the Seller is not aware of any intention or right of any party to default another party to any such Agreement. There exists no actual or, to the knowledge of the Seller, threatened termination, cancellation or limitation of the business relationship of the Seller with any party to any such Agreement.

     SECTION 2.23  Intellectual Property.  (a)  Except as set forth on
                   ---------------------
Schedule 2.23, Seller owns, or is licensed or otherwise possess legally
-------------
enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or currently proposed to be used in the Business as currently conducted or as proposed to be conducted except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a Material Adverse Effect on the Business.

          (b) Schedule 2.23 lists (i) all patents and patent applications and
              -------------
     all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which the Seller or its Subsidiaries is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which the Seller or its Subsidiaries is a party and pursuant to which the Seller or its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product that is material to Business.

          (c) There is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Seller, any trade secret material to Seller, or any Intellectual Property right of any third party to the extent licensed by or through Seller, by any third party, including any employee or former employee of Seller. The Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in sales invoices arising in the ordinary course of business.

          (d) The Seller is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on the Business. To the best knowledge of the Seller, no third party is in breach under any such license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on the Business. All of the rights of the Seller in such licenses, sublicenses, and other agreements will be enforceable by Buyer immediately after the Closing without the consent or agreement of any other party.

          (e) Except as set forth on Schedule 2.23, all patents, registered
                                     -------------
     trademarks, service marks and copyrights held by the Seller related to the Business are valid and subsisting. The Seller (i) has not been sued or threatened with any suit in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has not brought or threatened to bring any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacturing, marketing, licensing or sale of its product does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, where such infringement would have a Material Adverse Effect on the Business.

          (f) The Seller has used all reasonable efforts to protect its Intellectual Property related to the Business against infringement by others and to preserve its trade secrets and confidential or proprietary information.

          (g) The Seller has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that the Seller does not already own by operation of law, the absence of which would have a Material Adverse Effect on the Business.

          (h) All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"), owned by the Seller related to the Business by or to a third party has been pursuant to the terms of a written agreement between the Seller and such third party. All use, disclosure or appropriation of Confidential Information not owned by the Seller has been pursuant to the terms of a written agreement between the Seller and the owner of such Confidential Information, or is otherwise lawful.

          (i) Except as described in Schedule 2.23, the Seller has not granted
                                     -------------
     any person or entity any right to use any of the Intellectual Property for any purpose.

     SECTION 2.24  Proprietary Information of Third Parties.  No third party has
                   ----------------------------------------
claimed or has reason to claim that any person employed by or affiliated with the Seller has (a) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Seller which suggests that such a claim might be contemplated. No person employed by or affiliated with the Seller has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, no person employed by or affiliated with the Seller has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Business, and the Seller has no reason to believe there will be any such employment or violation. To the best of the Seller's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the Business as officers, employees or agents by any officer, director, employee or consultant of the Business, or the conduct or proposed conduct of the Business, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     SECTION 2.25 Significant Customers and Suppliers. Set forth on
                  -----------------------------------
Schedule 2.25 is a list of the Seller's ten largest customers and ten largest
-------------
suppliers for the most recent twelve-month period, together with the amount of sales or purchases attributable to such customers or suppliers expressed in dollars and as a percentage of total sales or purchases, as the case may be. Except as set forth on Schedule 2.25, no customer or supplier which was
                       -------------
significant to the Seller during the past three years, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Seller, as the case may be. Copies of the Seller's standard forms of purchase or supply contracts and sales contracts are set forth in Schedule 2.25. Except as set forth in Schedule 2.25,
                           -------------                         -------------
Seller has no sole source supplier or manufacturer for any of Seller's products or any material component thereof.

     SECTION 2.26  Governmental Approvals.  Except as explicitly set forth in
                   ----------------------
Schedule 2.26, no registration or filing with, or consent or approval of or
-------------
other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Seller of this Agreement.

  SECTION 2.27  Transactions With Affiliates.  Except as set forth on
                ----------------------------
Schedule 2.27, no director, officer or employee of the Seller, or member of the
-------------
family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with the Seller, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm. All transactions listed on Schedule 2.27 shall be terminated on
                                           -------------
Closing.

     SECTION 2.28 Sales Agents. Set forth on Schedule 2.28 is a list for fiscal
                  ------------               -------------
year 1996 and fiscal year 1997 of all of Seller's sales agents together with their gross sales of Seller's products by product for each such fiscal year.

     SECTION 2.29 Product Lists. Set forth on Schedule 2.29 is a complete
                  -------------               -------------
listing as of the date hereof of Seller's products including the cost and list price thereof.

     SECTION 2.30  Backlog and Quotations.  Set forth on Schedule 2.30 is a
                   ----------------------                -------------
complete listing as of June 15, 1998 of Seller's order backlog and outstanding quotations.

     SECTION 2.31  Warranty Claims and Significant Field Issues.  Set forth on
                   --------------------------------------------
Schedule 2.31 is a list of all warranty claims which have been asserted or have
-------------
been pending against Seller, and all significant customer complaints or repairs pending or performed on equipment sold by or on behalf of Seller, within the last two years, which involve the expenditure of more than $5,000 individually or in the aggregate.

     SECTION 2.32  Disclosure.  All documents and schedules delivered or to be
                   ----------
delivered by or on behalf of the Seller in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

     SECTION 2.33 Purchase For Investment; Residence. The Seller is acquiring
                  ----------------------------------
the Shares for investment for its own account and not with a view to the distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Seller understands that the Shares have not been registered under the Securities Act and may not be sold or transferred without such registration or an exemption therefrom. The Seller is sufficiently experienced in financial and business matters to be capable of evaluating the risk of investment in the Shares and to make an informed decision relating thereto. The Seller has the financial capability for making the investment, can afford a complete loss of the investment, and the investment is a suitable one for the Seller. The Seller is an Accredited Investor as defined in Regulation D under the Securities Act. Prior to the execution and delivery of this Agreement, the Seller has had the opportunity to ask questions of and receive answers from representatives of the Buyer. Without limiting the generality of the foregoing, the Seller acknowledges having received and reviewed a copy of the Buyer's Annual Report on Form 10-K for the period ended December 31, 1997, and quarterly report on form 10-Q for the period ended March 31, 1998. Jennings is a resident of Michigan and Lewis is a resident of Michigan.


                                  ARTICLE III
                                  -----------
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     The Buyer represents and warrants to the Seller as follows:

     SECTION 3.01 Organization. Buyer is duly incorporated, validly existing and
                  ------------
in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to purchase the Transferred Assets.

     SECTION 3.02 Buyer's Power and Authority. Buyer has the corporate power and
                  ---------------------------
authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Buyer. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by Buyer have been duly executed and delivered by, and constitute the valid and binding obligation of Buyer enforceable against Buyer in accordance with their terms.

     SECTION 3.03  Validity, Etc.  Neither the execution and delivery of this
                   --------------
Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of any trust agreement, certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Buyer (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (except the listing of issuance of additional shares on the NASDAQ with respect to the Shares), (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which Buyer is a party or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer.

     SECTION 3.04  No Violation of Laws or Contracts.  Neither the execution and
                   ----------------------------------
performance of this Agreement or the other agreements executed by the Buyer in accordance with the terms hereof, nor the consummation of the transactions contemplated hereby and thereby, will violate any provisions of law, any order of any court or other agency or government, or any ordinance, indenture or agreement to which the Buyer is a party which would materially impair the Buyer's ability to consummate the transactions contemplated hereby.

     SECTION 3.05  Capitalization; Capital Stock.  The authorized capital stock
                   -----------------------------
of Buyer consists of 20,000,000 shares of Common Stock, par value $.01 per share of which 5,153,054 shares are issued and outstanding as of June 1, 1998. All of such shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.05, as of the date hereof there are no
                       -------------
outstanding subscriptions, warrants, rights, calls or convertible securities, stock appreciation rights (phantom or otherwise), joint venture, partnership or other commitments of any nature relating to shares of the capital stock of Buyer and there are no persons who individually hold options to purchase in the aggregate more than 50,000 shares of the capital stock of the Buyer. The Shares to be issued to Sellers at the Closing will be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the Stockholders Agreement, there are no restrictions on the transfer of the Shares other than those imposed by relevant state, federal securities laws, rules, orders and regulations.

     SECTION 3.06.  Financial Information; SEC Reports.  Copies of all reports,
                    ----------------------------------
if any, filed by Buyer with the United States Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act during the period from December 31, 1997 to the date of this Agreement (the "SEC Reports") have been furnished to Sellers. The audited financial statements of the Buyer contained in the Buyer's Annual Report on Form 10-K for the year ended December 31, 1997, including the notes relating thereto, disclose all material liabilities of the Company as of the date thereof. Such financial statements, including the notes relating thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Said financial statements and related notes fairly present the financial position and the results of operations and cash flow of Company as of the respective dates thereof and for the periods indicated. The SEC Reports as of their date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV
                                  ----------
                              COVENANTS OF SELLER
                              -------------------

     Each Seller jointly and severally covenants and agrees with the Buyer as follows:

     SECTION 4.01 Best Efforts Cooperation. The Seller shall use its reasonable
                  ------------------------
best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

     SECTION 4.02 Access. Until the Closing, the Buyer, its attorneys,
                  ------
accountants and other authorized representatives shall have, with the permission of Seller (which permission shall not be unreasonably withheld) complete access, upon reasonable notice and at reasonable times, to the Seller's offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements and commitments and other documents and information concerning the Seller and the Business and persons employed by or doing business with the Seller (collectively "Seller's Information and Facilities") provided however, that, notwithstanding the requirement of Seller's permission, it is the intent of the parties that in order for it to perform its due diligence investigation and in connection with the consummation of the transaction, the Buyer will require and be granted complete access to the Seller's Information and Facilities. In order that the Buyer may have full opportunity to make such examination and investigation as it may desire of the business and affairs of the Seller, the Seller will furnish the Buyer and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of the Seller to cooperate fully with the representatives of the Buyer in connection with such review and examination and to make full disclosure to the Buyer of all material facts affecting the Seller's financial condition, business operations, properties and prospects of the Business. Following the Closing, the Seller shall provide the Buyer with access to any and all records relating to the Business which remain in the possession of accountants, attorneys and other parties.

     SECTION 4.03 Properties, Business, Insurance. The Seller shall maintain
                  -------------------------------
with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

     SECTION 4.04 Compliance with Laws. The Seller shall conduct the Business in
                   --------------------
compliance with all applicable laws, rules, regulations and orders.

     SECTION 4.05 Keeping of Books and Records. The Seller shall to keep
                  ----------------------------
adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 4.06 Actions Prior to Closing. The Seller shall conduct the
                  ------------------------
Business pending the Closing only in the ordinary and usual course of the Business consistent with past practice. Without limiting the generality of the foregoing, the Seller will not, except in the ordinary and usual course of the business, without the prior written consent of the Buyer, (i) make any acquisition or disposition of assets, (ii) enter into any contract or release or relinquish any contract or other right, (iii) enter into or renew any employment agreement with any employees or consultants or grant any increases in the compensation or benefits to, or agree to pay any bonus, severance or termination payment or other special compensation to any employees or consultants or (iv) pay any dividend or otherwise make any distribution to any of its Shareholders or repurchase any of its outstanding Capital Stock.

     SECTION 4.07 Litigation. The Seller will promptly notify the Buyer of any
                  ----------
lawsuits, claims, proceedings or investigations which are threatened or commenced against or by the Seller or its affiliates, or against any employee, consultant or director of the Seller.

     SECTION 4.08 Continued Effectiveness of Representations and Warranties.
                  ---------------------------------------------------------
From the date hereof up to and including the Closing Date, (i) the Seller will conduct the Business in a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and the consequences of events arising in the ordinary and usual course of business after the date hereof and none of which would have an adverse effect on the properties, assets, operations or condition (financial or otherwise) or prospects of the Business; and (ii) the Seller will advise the Buyer promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranty of the Seller to become untrue in any material respect.

     SECTION 4.09 Obligations of Affiliates. Except as specifically set forth in
                  -------------------------
this Agreement, on or before the Closing Date the Seller will, and the Seller will cause its affiliates to, (i) cause all debts, claims and other obligations owed or required to be performed by the Seller to any of its affiliates, to be paid or discharged in full and (ii) terminate any ongoing agreements between it on the one hand and its affiliates on the other, all without any expense to the Seller (or any reduction in the gross assets reflected on the Balance Sheet or acquired since the date thereof) and so that following the Closing Date Buyer shall have no obligations of any kind or nature to the Seller or its affiliates except for those specified in this Agreement.

     SECTION 4.10 Tax Returns. The Seller shall cause to be prepared and timely
                  -----------
filed, at its sole expense, all of its required tax returns for all periods up to and including the Closing Date. The Seller shall be responsible for the payment of, and will indemnify, defend and hold the Buyer harmless against all taxes due or assessed which relate to the operations of the Business for all periods up to and including the Closing Date.

     SECTION 4.11 Payment of Liabilities. On or before the Closing Date, the
                  ----------------------
Seller shall pay and satisfy in full all of its obligations and liabilities, of any nature whatsoever, which accrued prior to the Closing Date whether or not such obligations are due and payable as of or before the Closing Date, except for accrued taxes and except for those accounts payable and other accrued liabilities which are Assumed Liabilities.

     SECTION 4.12 No Negotiations. Until September 30, 1998, or the earlier
                  ---------------
termination of this Agreement in accordance with its terms, neither the Seller nor any of its affiliates, advisors, agents or investment bankers shall, directly or indirectly, initiate discussions with, engage in negotiations with, or provide any information or access to the Transferred Assets or the Business to any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture of any part of the Transferred Assets, the Business, or the stock of the Seller to any person or entity other than the Buyer.

     Until September 30, 1998, or the earlier termination of this Agreement in accordance with its terms, neither the Buyer nor any of its affiliates, advisors, agents or investment bankers shall, directly or indirectly, enter into any written agreement to acquire assets or stock of any corporation, partnership, person or other entity or group involving a competing or similar business to that of the Sellers.

     SECTION 4.13 Non-Competition. At the Closing the Sellers will to enter into
                  ---------------
a Noncompetition and Confidentiality Agreement in substantially the form of
Exhibit 4.13 pursuant to which the Seller and its affiliates will agree (i) to
------------
maintain all information regarding the Business in confidence and (ii) not to engage, directly or indirectly, in any business competitive with the Business, for a period of five years following the Closing Date.

     SECTION 4.14 Use of Names. After the Closing, neither the Seller nor any
                  ------------
affiliate of the Seller shall use the names "Epworth Manufacturing Company, Inc.", "Morehouse-COWLES, Inc.", COWLES" or "EMCO U.S.A." (and all variations of those names), or any other trade name, trademark, logo or service mark included in the Transferred Assets. On and after the Closing Date, the Seller shall not otherwise, through the Seller's actions or conduct, represent or imply to any person that the Seller is affiliated with the Buyer. On the Closing Date, the Seller shall change its corporate name to a name that is reasonably satisfactory to Buyer and does not use the terms "Epworth Manufacturing Company, Inc., Morehouse-COWLES, Inc." or "EMCO U.S.A." (and all variations of those names), and shall deliver evidence of the change to the Buyer. The Sellers shall execute and deliver to Buyer any documentation or certificates reasonably requested by Buyer in order to enforce, execute or memoralize Sellers' consent to Buyer's use of the corporate names "Epworth Manufacturing Company, Inc.", Morehouse-COWLES, Inc." or "EMCO U.S.A.".

     SECTION 4.15 Collection of Accounts Receivable. The Seller's accounts
                  ---------------------------------
receivable as of the Closing Date to be acquired by the Buyer pursuant to this Agreement will be collectible and paid in full within one hundred twenty (120) days following the Closing Date (the "Collection Period"), without the necessity of resorting to legal action. If any of the purchase accounts receivable (the "Uncollected Accounts Receivable") are not collected within the Collection Period, the Buyer shall be entitled to sell to the Seller, and the Seller shall be obligated to repurchase from the Buyer, at the Buyer's option, any or all of the Uncollected Accounts Receivable at the book value as of the Closing Date. The Seller shall repurchase the designated Uncollected Accounts Receivable from the Buyer within ten (10) days after demand by the Buyer. The repurchase of such Uncollected Accounts Receivable shall be by set off against first, all accrued and unpaid interest on, and then, principal of the Subordinated Promissory Note. Buyer shall reasonably assist Seller in Seller's efforts to collect those repurchased Uncollected Accounts Receivable. If collected by Buyer, Buyer will remit to Seller collections of the repurchased Uncollected Accounts Receivable within seven (7) days of receipt by Buyer. With the prior written consent of Buyer, Seller may seek collection, in a manner which has been approved by Buyer prior to such collection, of the repurchased Uncollected Accounts Receivable in the name of Buyer provided that the Seller will effectuate such collection in accordance with customary procedures employed by Buyer with respect to its customers and in a manner which would not reflect unfavorably upon the Buyer. Each Seller hereby agrees to indemnify, severally and jointly, Buyer against any and all Claims resulting from unfair or oppressive credit collection practices by the Seller.

     SECTION 4.16 Compromise and Settlement of Certain Liabilities. Seller will
                  ------------------------------------------------
not compromise, settle or make any payments with respect to the liabilities listed on Schedule 1.02(a) without the Buyer's prior written consent and Seller
          ----------------
shall effect any compromise or settlement of such liabilities as Buyer shall direct (so long as such compromise or settlement shall completely discharge the liability of Seller, Jennings and Lewis thereunder).

     SECTION 4.17  Reasonable Efforts to Obtain Financing.  Seller will use its
                   --------------------------------------
commercially reasonable efforts to assist Buyer in obtaining bank approval for the financing referenced in Section 6.12 herein.

     SECTION 4.18  Books and Records of Seller for 1998 Audited Balance Sheet .
                   -----------------------------------------------------------
The Sellers will furnish Buyer or Buyer's Accountant with its books and records for Buyer's preparation of the Audited 1998 Balance Sheet. Such records and books of the Sellers, when furnished, will be complete and correct in all material respects and accurately reflect all transactions of the Business.

                                   ARTICLE V
                                   ---------
                             COVENANTS OF THE BUYER
                             ----------------------

     SECTION 5.01 Cooperation. The Buyer shall use its reasonable best efforts
                  -----------
in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

     SECTION 5.02 Bulk Sales Laws. The Seller has requested that the Buyer waive
                  ---------------
compliance with the bulk sales laws of the States of California and Michigan and the Commonwealth of Massachusetts, and the Buyer has agreed to waive the same. In consideration of such waiver, the Seller shall indemnify and hold the Buyer harmless against and in respect of any claim affecting the Transferred Assets made by a creditor of the Seller and which is based upon noncompliance with such bulk sales law in connection with the transactions contemplated by this Agreement and which arose out of any transaction or event occurring on or before the Closing Date.

     SECTION 5.03  Reasonable Efforts to Obtain Financing.  Buyer will use its
                   --------------------------------------
commercially reasonable efforts to obtain the financing referenced in Section
6.12 herein as soon as practicable. For purposes of this Agreement, soliciting at least four financial institutions for such financing shall be deemed to be an adequate number of solicitees to establish commercially reasonable efforts by Buyer.

     SECTION 5.04  Reasonable Efforts to Provide for Payments under the
                   ----------------------------------------------------
Subordinated Promissory Note.   The Buyer will use commercially reasonable
----------------------------
efforts to provide in the Subordination Agreement referenced in Section 6.09 for payments when due under the Subordinated Promissory Note subject to the conditions as provided by the lending party in such Subordination Agreement. Notwithstanding the foregoing, the Buyer shall not be limited in any manner from selecting a loan commitment and entering into a Subordination Agreement pursuant thereto which, in its good faith judgment, is in the best interest of the Buyer.

     SECTION 5.05  Agreement to Cause Nomination.  The Buyer will use its
                   -----------------------------
reasonable efforts to cause the nomination of Jennings and Lewis as directors of the Buyer at the 1999 annual meeting of Buyer's shareholders. Thereafter, so long as there remains any unpaid interest on or outstanding principal of the Subordinated Promissory Note, either the Sellers, Lewis or Jennings or the holders of the Subordinated Promissory Note and such nominee remains an employee of Buyer and is in compliance with the terms and conditions of this Agreement, the Stockholders Agreement, the Non-Competition and Confidentiality Agreement to which such nominee is a party and the Employment Agreement, if any, to which such nominee is a party, the Buyer will use its reasonable efforts to support the nomination of such nominee as a director of the Buyer, provided that nothing contained in this Section 5.05 shall require the Buyer to violate any laws, statutes, regulations or judicial or administrative decisions.

                                  ARTICLE VI
                                  ----------
                     CONDITIONS TO THE BUYER'S OBLIGATIONS
                    -------------------------------------

     The obligation of the Buyer to pay the Purchase Price on the Closing Date and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

     SECTION 6.01  No Material Adverse Economic Event.  There shall not have
                   ----------------------------------
occurred (i) any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or (iii) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by, lending institutions, or (iv) in the case of any of the foregoing existing on the Closing Date a material acceleration or worsening thereof.

     SECTION 6.02 Consents. All requisite governmental approvals and consents of
                  --------
third parties identified on Schedule 6.02 or otherwise identified by the Seller
                            -------------
or Buyer as required to be received to prevent any material license, permit or agreement relating to the Business from terminating prior to its scheduled termination, as a result of the consummation of the transactions contemplated hereby, shall have been obtained.

     SECTION 6.03 Representations and Warranties True. All of the
                  -----------------------------------
representations and warranties of the Seller contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date. On the Closing Date, the Seller shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, to such effect.

     SECTION 6.04 Performance. The Seller shall have performed and complied with
                  -----------
all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date. The Seller shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, in writing to such effect and to the further effect that all of the conditions set forth in this Article VI have been satisfied.

     SECTION 6.05 No Adverse Change. No change shall have occurred or be
                  -----------------
threatened in the condition (financial or other) of the Seller the results of its operations, properties, assets, liabilities or businesses which has been or is or is reasonably likely to be adverse to its operations, properties, prospects, assets or condition (financial or other).

     SECTION 6.06 Opinion of Counsel. The Buyer shall have received the opinion
                  ------------------
of counsel to the Sellers, in substantially the form attached hereto as
Exhibit 6.06.
------------

     SECTION 6.07 No Actions, Suits or Proceedings. As of the Closing Date, no
                  --------------------------------
action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby, or (ii) which has had or may have a materially adverse effect on the condition, financial or otherwise, or prospects of the Sellers. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Sellers shall be pending, and the Sellers shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     SECTION 6.08 Investigation Satisfactory. The Buyer shall be satisfied in
                  --------------------------
all respects in its sole and absolute judgment with the results of its investigation of the properties, prospects and affairs of the Sellers, including without limitation the matters set forth in the Exhibits, Schedules, information and other documents and with the results of its examination of the Business and condition (financial or otherwise) of the Seller.

     SECTION 6.09 Subordination Agreement. The Seller shall have entered into a
                  -----------------------
Subordination Agreement with respect to the Subordinated Promissory Note on terms and conditions satisfactory to Buyer.

     SECTION 6.10 Jennings and Lewis Agreements. Jennings and Lewis shall have
                  -----------------------------
entered into (i) a Stockholders Agreement with respect to the Shares in the form attached as Exhibit 6.10 and (ii) a Non-Disclosure/Non-Competition/Proprietary
            ------------
Rights Agreement in the form attached as Exhibit 6.10A.
                                         -------------

     SECTION 6.11  Disclosure and Other Agreements.  The employees listed on
                   -------------------------------
Schedule 6.11, and such other employees of Sellers as Buyer shall designate in
-------------
its reasonable discretion shall have entered into a Non-Disclosure Agreement in the form attached as Exhibit 6.11A with the Buyer in form and substance
                     -------------
satisfactory to the Buyer. Such employees of Seller as Buyer shall designate in its reasonable discretion not later than fourteen (14) days prior to Closing shall have entered into a Non-Competition Agreement in form prepared by Buyer.

     SECTION 6.12 Financing. Buyer shall have obtained a loan in connection with
                  ---------
the consummation by it of the transactions contemplated hereunder on terms and conditions satisfactory to it in its sole and absolute discretion from an institutional lender of at least $4,500,000 (the "Financing").

     SECTION 6.13  Assumption of Leases.  Buyer shall be entitled, without any
                   --------------------
acceleration, modification or termination thereof, (i) to assume Seller's rights under the Fullerton, California facility lease attached hereto as Exhibit 6.13A,
                                                                  -------------
(ii) to use the Palos Verdes, California
condominium in accordance with the terms and conditions of its lease attached hereto as Exhibit 6.13B and (iii) to enter into Leases with respect to the South
          -------------
Haven, Michigan facility satisfactory to Buyer in form and substance. Buyer, in its sole discretion, shall have the right to request any instruments modifying such leases and confirming the validity of such assignment and the consent of the Lessor thereto in the form of an assumption agreement as reasonably requested by Buyer.

     SECTION 6.14  Satisfaction With Intellectual Property.  Buyer shall be
                   ---------------------------------------
satisfied with the intellectual property of Seller, including without limitation the status of patents and trademark registration and the competitive and performance advantages of Epworth's "Zinger/R/" media mill.

     SECTION 6.15 Satisfaction With Existing Employment Agreements. Buyer shall
                  ------------------------------------------------
be reasonably satisfied with the existing employment agreements and compensation, incentive, expense or other extraordinary arrangements (including but not limited to perquisites) with Sellers' personnel.

     SECTION 6.16  Fairness Opinion.  The Buyer shall have received a favorable
                   ----------------
fairness opinion as to the Purchase Price from O'Conor, Wright Wyman, Inc. or such other firm acceptable to the Buyer, in form and substance satisfactory to the Buyer, which Fairness Opinion is expected to be received within three weeks of the date of this Agreement.

     SECTION 6.17 Closing Documents. The Seller shall have delivered all of the
                  -----------------
resolutions, certificates, documents and instruments required by this Agreement.

     SECTION 6.18 Approval of the Buyer and Its Counsel. All actions,
                  -------------------------------------
proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Seller hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Buyer and its counsel.

     SECTION 6.19  Director and Officer Questionnaire.  In anticipation of the
                   ----------------------------------
appointment of Jennings and Lewis as directors upon the Closing as contemplated in Section 7.08, Jennings and Lewis each shall have completed and returned to the Buyer the form of Director and Officer Questionnaire provided by the Buyer. The information provided by each of Jennings and Lewis in such Director and Officer Questionnaire shall be accurate, complete and reasonably satisfactory to the Buyer.

     SECTION 6.20  Due Diligence Review.  Buyer shall have completed and been
                   --------------------
satisfied in good faith in its sole discretion with the results of a due diligence review of the Sellers and their respective businesses, operations, properties, assets, liabilities, condition (financial and otherwise) and prospects and with its due diligence investigation of the tax returns previously provided to Buyer. The Sellers acknowledge that as of the date of this Agreement, the Buyer has not reviewed any due diligence material.

     SECTION 6.21 Product Liability Insurance. The Seller is, and will be at the
                  ---------------------------
Closing, adequately insured with responsible insurers against all product liability claims in respect of all its goods manufactured or shipped prior to the Closing, as reasonably satisfactory to Buyer.


                                  ARTICLE VII
                                  -----------
                    CONDITIONS TO THE SELLER'S OBLIGATIONS'
                    --------------------------------------

     The obligation of the Seller to transfer the Transferred Assets to Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Seller in its sole discretion:

     SECTION 7.01  Representations and Warranties to be True and Correct.  The
                   --------------------------------------------- -------
representations and warranties contained in Article III shall be true, complete and correct in all material respects, on and as of the Closing Date, as if made on and as of such date, and the Buyer shall have delivered to the Seller a certificate, in form and substance satisfactory to the Seller and its counsel, to such effect.

     SECTION 7.02 Performance. The Buyer shall have performed and complied with
                  -----------
all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Buyer shall have delivered a certificate to the Seller, in form and substance satisfactory to the Seller and its counsel to such effect.

     SECTION 7.03 Opinion of the Buyer's Counsel'. The Seller shall have
                  ------------------------------
received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., an opinion dated the Closing Date, in substantially the form attached hereto as
Exhibit 7.03.
------------

     SECTION 7.04 No Actions, Suits or Proceedings. As of the Closing Date, no
                  --------------------------------
action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Buyer shall be pending, and the Buyer shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     SECTION 7.05 Closing Documents. The Buyer shall have delivered the Purchase
                  -----------------
Price and all of the resolutions, certificates, documents and instruments required by this Agreement.

     SECTION 7.06  Employment of Jennings and Lewis.  Upon the Closing, Jennings
                   --------------------------------
and Lewis shall be employed by Buyer on an at-will basis, each at a salary of $106,000 per annum, and there shall be in effect with each of them an agreement substantially in the form of Exhibit 7.06 hereto.
                             ------------

     SECTION 7.07  Grant of Options.  Jennings and Lewis shall each have been
                   ----------------
granted "qualified" stock options to purchase 30,000 shares of Buyer's Common Stock pursuant to Buyer's 1988 Stock Option Plan at the then prevailing market price for the shares and vesting as provided for under such plan.

     SECTION 7.08  Appointment of Jennings and Lewis as Directors.  Jennings and
                   ----------------------------------------------
Lewis shall have been appointed to serve as directors of Buyer effective as of the Closing, in accordance with Buyer's By Laws.

     SECTION 7.09  Approval of the Seller and Its Counsel.  All actions,
                   --------------------------------------
proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Seller and its counsel.

     SECTION 7.10  Consent of Financing.  If any written financing commitment
                   --------------------
received in response to the financing applications submitted to BankBoston, Comerica, Harris Bank and NBD Bank in connection with the Financing permits the payment of the principal and interest of the Subordinated Promissory Note on or before the stated maturity thereof so long as no default or event of default exists under the terms of the Financing, Seller shall have consented to the terms and conditions of the Subordination Agreement, which consent shall not be unreasonably withheld.

                                  ARTICLE VIII
                                  ------------
                                INDEMNIFICATION
                                ---------------


     SECTION 8.01 Survival. All representations and warranties in this
                  --------
Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of any party for a period of two (2) years. All such representations and warranties shall expire on the second anniversary of the Closing Date, except that (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this Article VIII shall survive until finally resolved and satisfied in full, and (b) claims, if any, which are environmental in nature, which are based upon fraud by the Seller, relate to title of the Transferred Assets or which assert tax liability shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to such date.

     SECTION 8.02  Indemnification by Seller.  The Sellers shall jointly and
                   -------------------------
severally indemnify, defend, and hold the Buyer and its respective Affiliates (as such term is defined under Rule 405 of the Rules and Regulations of the Securities Act of 1933, as amended) and the respective officers, directors, employees and shareholders (other than the Seller and its affiliates) of the foregoing, and their successors and assigns (the "Indemnities") from, against and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character (the "Damages"), arising out of or in any manner incident, relating or attributable to:

          (a) Any inaccuracy in any representation or breach of warranty of the Seller contained in this Agreement or in any certificate, instrument of transfer or other document or agreement executed by the Seller in connection with this Agreement or otherwise made or given in connection with this Agreement;

          (b) Any failure by the Seller or its affiliates to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by them under this Agreement or under any certificates or other documents or agreements executed by the Seller or its affiliates in connection with this Agreement;

         (c) Reliance by the Buyer on any books or records of the Seller or reliance by the Buyer on any information furnished to the Buyer pursuant to this Agreement by or on behalf of the Seller; or

         (d) Liabilities or obligations of, or claims against, the Buyer (whether absolute, accrued, contingent or otherwise) relating to, or arising out of, the operation of the Business prior to the Closing Date or facts and circumstances existing at or prior to the Closing Date, whether or not such liabilities or obligations were known on such date, and any other liabilities and obligations of the Seller or relating to the Business not expressly assumed by Buyer.

provided, however, that (i) any claim for indemnification under Sections 8.02(a)
--------  -------
and 8.02(c) shall be asserted prior to the expiration of the survival period set forth in Section 8.01, (ii) the Sellers shall have no liability hereunder unless individual claims for Damages exceed $20,000 (without regard to any materiality qualifiers in any provision) or aggregate claims for Damages exceed $50,000 and
(iii) the maximum amount to be recovered by an Indemnity under the indemnification set forth in this Section 8.01 shall be the aggregate net loss of such event after taking into account insurance recoveries and the present value of tax benefits.

     SECTION 8.03  Indemnification of Seller by Buyer.  Buyer hereby agrees to
                   ----------------------------------
indemnify and hold harmless Seller against any and all Damages arising directly out of (a) any breach of any representation, warranty, covenant, or agreement of Buyer contained in this Agreement and (b) the Assumed Liabilities, provided,
                                                                  ---------
however, that (i) any claim for indemnification hereunder shall be asserted
-------
prior to the expiration of the survival period set forth in Section 8.01, (ii) Buyer shall not have any liability hereunder unless, until and to the extent that the aggregate of such Damages exceeds $50,000, (iii) in no event shall Buyer be liable for consequential damages asserted by Seller, and (iv) after the Closing, the rights of Sellers under this Section 8.03 shall be the sole remedy of Sellers for any breach of this Agreement.

     SECTION 8.04 Claims for Indemnification. In the event of the occurrence of
                  --------------------------
any event which any party asserts is an indemnifiable event pursuant to this
Article VIII, the party claiming indemnification (the "Indemnified Party") shall provide prompt notice to the party required to provide indemnification (the "Indemnifying Party"), specifying in detail the facts and circumstances with respect to such claim and the basis for which indemnification is available hereunder. If such event involves the claim of any third party the Indemnifying Party shall have the right to control the defense or settlement of such claim; provided, however, that (a) the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense, (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnified Party, (c) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, and shall assume all expense with respect to the defense or settlement of any claim to the extent such claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party, provided that the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this Section 8.04(c), and (d) if the Indemnifying Party is entitled but fails to assume control over the defense of a claim as provided in this Section 8.04, provided that the Damages associated with such claim are covered by the indemnity provisions of this Article VIII, the Indemnified Party shall have the right to defend such claim, provided further that the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnifying Party.

     In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VIII, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

     SECTION 8.05. Buyer's Right of Set-Off'. Sellers' indemnification
                   ------------------------
obligations arising hereunder from time to time may be satisfied, at Buyer's election, pro tanto, by a set off of principal of or accrued and unpaid interest
          --- -----
on the Subordinated Promissory Note.

                                  ARTICLE IX
                                  ----------
                                  TERMINATION
                                  -----------

     SECTION 9.01 Termination. This Agreement may be terminated and the
                  -----------
transactions contemplated hereby may be abandoned at any time prior to the
Closing:

          (a) By mutual written consent duly authorized by the Boards of Directors of the Buyer and the Seller;

          (b) By the Buyer or the Seller if

             (i) any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, provided that this Agreement shall not be terminated pursuant to this paragraph unless the party terminating this Agreement has utilized its reasonable best efforts to oppose the issuance of such order, decree or ruling or the taking of such action;

             (ii) the Closing has not occurred on or prior to September 30, 1998 for any reason other than the breach of any provision of this Agreement by the party terminating this Agreement; or

             (iii) the other party breaches any of its representations, warranties or covenants attached hereto.

          (c) By the Buyer if:

             (i) Any of the conditions set forth in Article VI hereof has not been satisfied on or before September 30, 1998 or shall have become incapable of fulfillment and shall not have been waived by the Buyer for any reason other than a breach by the Buyer hereunder; or

             (ii) If in the Buyer's sole and absolute good faith judgment there is any material inaccuracy in any representations or breach of any warranty contained therein, or any failure by the Seller to perform any commitment, covenant or condition contained in this Agreement, or there exists any error, misstatement or omission with regard to any of the Exhibits, Schedules or other documents referred to herein, or the Buyer in its sole and absolute good faith judgment is not satisfied with the results of its investigation or the contents of any of the Exhibits, Schedules, information or other documents, or with the results of its examination of the Business and condition (financial or otherwise) of the Seller.

          (d) By the Seller if any of the conditions set forth in Article VII hereof has not been satisfied on or before September 30, 1998 or shall have become incapable of fulfillment and shall not have been waived by the Seller for any reason other than a breach by the Seller hereunder;

Upon the occurrence of any of the events specified in this Section 9.01 (other than paragraph (a) hereof), written notice of such event shall forthwith be given to the other parties to this Agreement, whereupon this Agreement shall terminate.

     SECTION 9.02  Effect of Termination.  In the event of the termination and
                   ---------------------
abandonment of this Agreement pursuant to Section 9.01, this Agreement, except for the provisions of Articles VIII, IX and X, shall forthwith become void and be of no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 9.02 shall relieve any party to this Agreement of liability for breach of this Agreement.


                                   ARTICLE X
                                   ---------
                                 MISCELLANEOUS
                                 -------------

     SECTION 10.01  Notices.  All notices, requests, consents and other
                    -------
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.


  If to the Buyer:

  Microfluidics International Corporation
  30 Ossipee Road
  Newton, MA 02164-9101
  Attn:  Mr. Michael A. Lento

  With a copy to:

  Richard H. Moche, Esq.
  Mintz, Levin, Cohn, Ferris,
  Glovsky and Popeo, P.C.
  One Financial Center
  Boston, MA  02111


  If to the Seller:
  EMCO U.S.A.
  1400 Kalamazoo Street
  South Haven, MI  49090-1946
  Attn: Bret A. Lewis
  Attn: J. Bruce Jennings

  With a copy to:

  Russell Kreis, Esquire
  Kreis, Enderle, Collander & Hudgins, P.C.
  1 Morrsbridge
  P.O. Box 4010
  Kalamazoo, MI 49002-4010
  Tel.  616-324-3000
  Fax  616-324-3010


All notices, requests, consents and other communications hereunder shall be deemed to have been (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     SECTION 10.02 Entire Agreement. This Agreement together with the Exhibits
                   ----------------
and Schedules hereto and the other documents executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     SECTION 10.03 Modifications and Amendments. The terms and provisions of
                   ----------------------------
this Agreement may be modified or amended only by written agreement executed by all parties hereto.

     SECTION 10.04 Waivers and Consents. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     SECTION 10.05 Assignment. Neither this Agreement, nor any right hereunder,
                   ----------
may be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyer may assign all or part of its rights and obligations under this Agreement to one or more direct or indirect subsidiaries or affiliates (in which event, representations and warranties relating to the Buyer and the opinion of counsel to be delivered by the Buyer shall be appropriately modified).

     SECTION 10.06 Parties in Interest. This Agreement shall be binding upon and
                   -------------------
inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     SECTION 10.07 Governing Law. This Agreement and the rights and obligations
                   -------------
of the parties hereunder shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

     SECTION 10.08  Jurisdiction and Service of Process.  Any legal action or
                    -----------------------------------
proceeding with respect to this Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the party at its address set forth in Section 10.01 hereof and irrevocably waive any objection or defense that it may now or hereafter have to the sufficiency of any such service of process in any such action. Nothing in this Section 10.08 shall affect the rights of the parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

     SECTION 10.09 Severability. In the event that any court of competent
                   ------------
jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     SECTION 10.10 Interpretation. The parties hereto acknowledge and agree
                   --------------
that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement (except with respect to the disclosure schedules regarding the Business which are the sole responsibility of the Seller) and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     SECTION 10.11  Headings and Captions.  The headings and captions of the
                    ---------------------
various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     SECTION 10.12 Enforcement. Each of the parties hereto acknowledges and
                   -----------
agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

     SECTION 10.13 Reliance. The parties hereto agree that, notwithstanding any
                   --------
right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and on the accuracy of any schedule or other document attached hereto or referred to herein or delivered by such other party or pursuant to this Agreement.

     SECTION 10.14 Expenses. Each of the parties hereto shall pay its own fees
                   --------
and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     SECTION 10.15 No Broker or Finder. Each of the parties hereto represents
                   -------------------
and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other, other than O'Conor, Wright Wyman, Inc. which has acted on behalf of the Buyer and the payment of whose fees is solely the responsibility of the Buyer.

Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

     SECTION 10.16 Publicity. No party shall issue any press release or
                   ---------
otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement without the prior written consent of the other party, except as may be required by law.

     SECTION 10.17 Confidentiality. Each party agrees not to divulge,
                   ---------------
communicate or disclose, except as may be required by law or for the performance of this Agreement (including obtaining financing and conducting due diligence) any information regarding this Agreement. Each party acknowledges and agrees that any information or data it has acquired from the other party, not otherwise properly in the public domain, was received in confidence. Each party hereto agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement (including obtaining financing and conducting due diligence), or use to the detriment of the disclosing party or for the benefit of any other person or persons, or misuse in any way, any confidential information of the disclosing party concerning the subject matter hereof, including any trade or business secrets of the disclosing party and any technical or business materials that are treated by the disclosing party as confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business, servicing clients, client relations, and of pricing and making charge for services and products; financial information, including costs, profits and sales; marketing strategies; business forms developed by or for the disclosing party; names of suppliers, personnel, customers, clients and potential clients; negotiations or other business contacts with suppliers, personnel, customers, clients and potential clients; form and content of bids, proposals and contracts; the disclosing party's internal reporting methods; technical and business data, documentation and drawings; software programs, however embodied; manufacturing processes; inventions; diagnostic techniques; and information obtained by or given to the disclosing party about or belonging to third parties.

     SECTION 10.18  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Seller have executed this Agreement as of the day and year first above written.


MICROFLUIDICS INTERNATIONAL CORPORATION



By:   /s/ Michael A. Lento
     -------------------------
     Name:  Michael A. Lento
     Title: President


EPWORTH MANUFACTURING COMPANY, INC.



By:   /s/ Bret A. Lewis
     -------------------------
     Name:  Bret A. Lewis
     Title: President



MOREHOUSE-COWLES, INC.



By:   /s/ Bret A. Lewis
     -------------------------
     Name:  Bret A. Lewis
     Title: President